EXHIBIT 10.11.6


                    SEPARATION AGREEMENT AND GENERAL RELEASE

     This Separation Agreement and General Release (this "Agreement"), dated as of February 22, 2004, is entered into by and between Marshall S. Cogan ("Cogan"), an individual presently residing at the address set forth on Schedule B, and Foamex International Inc., a Delaware corporation headquartered in Linwood, PA ("Foamex"). In consideration of the covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Cogan and Foamex (sometimes collectively hereinafter referred to as the "parties"), intending to be legally bound hereby, agree as follows:

     1.   Resignation.

          (a) Effective February 10, 2004 (the "Effective Date"), Cogan resigns from (i) employment with Foamex, any of the entities listed on the attached Schedule A and any other subsidiaries, joint ventures, affiliates, partnerships or any other business ventures of Foamex (Foamex, the entities listed on Schedule A and any subsidiaries, joint ventures, affiliates, partnerships or other business ventures of Foamex are hereinafter collectively referred to as the "Foamex Affiliates"), (ii) any Foamex Affiliate Board of Directors and any Foamex Affiliate Board of Directors' positions, and (iii) any other position, office, membership or partnership of any Foamex Affiliate. For purposes of this Agreement the lower-case term "affiliates" shall be as defined in Section 12b-2 of the Securities Exchange Act of 1934 (the "1934 Act"), as amended. In addition, Cogan agrees that he will have no right to further employment, membership, partnership, or any other position or office with any Foamex Affiliate after the Effective Date.

          (b) Cogan further agrees that other than the payments referred to in paragraph 2 of this Agreement, he shall not be entitled to any other compensation or payments of any kind (whether in the form of wages, salary, commissions, bonuses, incentive payments, consulting fees, profit-sharing payments, expense reimbursements, leave, severance pay or other benefits) arising under the employment agreement between Foamex and Cogan, dated January 1, 1999 (the "Employment Agreement"), the First Amendment to the Employment Agreement between Foamex and Cogan, dated as of January 1, 1999 (the "First Amendment"), the change in control protection agreement between Foamex and
Cogan, effective December 20, 2002 (the "Change in Control Protection Agreement"), or any other employment contract, amendment, change in control protection agreement or other agreement or understanding Cogan has or may have with any of the Foamex Affiliates), or the Split Dollar Life Insurance Agreement between Foamex and Cogan (the "Split Dollar Life Insurance Agreement"). Notwithstanding the foregoing, nothing in this Agreement shall affect Cogan's vested benefits as of the Effective Date under the Foamex Supplemental Executive Retirement Plan, dated May 15, 2001 (the "Supplemental Executive Retirement Plan"), the Foamex International Inc. 1993 Stock Option Plan (the "1993 Stock Option Plan"), the Foamex International Inc. 2002 Stock Award Plan (the "2002 Stock Award Plan"), the Foamex 401(k) defined contribution plan, or any rights under COBRA or Foamex's expense reimbursement policies. Pursuant to Section 3.5 of the Split Dollar Life Insurance Agreement, Foamex shall withdraw from the Policy (as such term is defined under the Split Dollar Life Insurance Agreement) an amount equal to the cash surrender value of the Policy (as such term is defined under the Split Dollar Life Insurance Agreement), and effective upon the Effective Date, the Split Dollar Life Insurance Agreement shall terminate, Cogan shall surrender all rights and benefits thereunder, Cogan shall not be entitled to any Cumulative Company Contributions (as such term is defined under the Split Dollar Life Insurance Agreement) and Cogan shall not have any further rights or obligations thereunder, and Cogan agrees to execute any documents necessary and otherwise reasonably cooperate with Foamex to effectuate the foregoing regarding the Split Dollar Agreement. Cogan further agrees that the payments referred to in paragraph 2 of this Agreement, in addition to compensating him fully for his time worked and services rendered, include consideration for his promises contained in this Agreement, and that such consideration is above and beyond any wages or salary or other sums to which he is entitled from any of the Foamex Affiliates under the terms of his employment with any of the Foamex Affiliates or under any other contract or law.

          (c) Cogan hereby warrants and represents that attached hereto as Schedule B is a list as of the date of the execution of this Agreement of all his financial and business interests of any kind whatsoever with any of the Foamex Affiliates, and with any person serving as a member of any Foamex
Affiliate Board of Directors, with any person or entity that, to Cogan's knowledge, engages in any business or has any financial interest with or in any Foamex Affiliate; provided, however, Cogan is not required to list any investment that has a market valuation of less than U.S. $150,000 as of the Effective Date in any equity or debt security which, as of the Effective Date, is registered under Section 12 of the "1934 Act", and, with respect to equity securities, listed on any national securities exchange (as contemplated by such Act) or quoted on the Nasdaq Stock Market (collectively, a "Public Company").

     2. Payment. Foamex agrees that it will pay Cogan (i) a lump sum payment of U.S. $405,000 (less appropriate tax withholdings as determined by Foamex in good faith) by wire transfer or check on the next business day after the seven-day waiting period set forth in paragraph 26 of this Agreement has expired, and (ii) 52 bi-weekly payments of U.S. $19,230.77 each (less appropriate tax withholdings as determined by Foamex in good faith) for a twenty-four (24) month period commencing in March 2004. Such bi-weekly payments shall be made by wire transfer or check in accordance with the regular Foamex payroll calendar beginning on the next pay day in March 2004 after the seven-day waiting period set forth in paragraph 26 of this Agreement has expired. Cogan also will be offered the opportunity to elect continued group insurance coverage in accordance with the terms of COBRA and if he elects COBRA, he will be solely liable and responsible for any premiums for such coverage. In addition, Cogan will be eligible to be reimbursed for any reasonable expenses incurred by him in connection with his employment with Foamex prior to the Effective Date, in accordance with applicable Foamex expense reimbursement policies. Subject to any defenses otherwise available to Foamex, if Foamex fails to make any of the monthly payments contemplated in this Section at the time such payments are otherwise due and does not correct such failure within ten (10) business days following the date Cogan provides Foamex with written notice of such failure in accordance with the notice provisions of this Agreement, then such missed payment and all other remaining payments to be under this Section shall become immediately due and payable.

     3. Release of Claims. Cogan, on behalf of himself and his heirs, executors, administrators, successors, attorneys and assigns, hereby releases and discharges each of the Foamex Affiliates, and any and all of their current or former members, stockholders, officers, directors, employees, agents, attorneys, legal representatives, subsidiaries, affiliated entities, successors and assigns, from any and all claims, demands, rights, actions or causes of action, liabilities, damages, losses, obligations, judgments, suits, matters and issues of any kind or nature whatsoever, whether known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, hidden or concealed, matured or unmatured, including, without limiting the generality of the release, any claims arising under the Employment Agreement; the First Amendment; Change in Control Protection Agreement; the Split Dollar Life Insurance Agreement; any federal, state, or local law relating to discrimination or harassment on account of race, color, religion, sex, national origin, age, disability, marital status, or any other illegal basis (including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; 42 U.S.C. Section 1981; the Age Discrimination in Employment Act; the Older Workers' Benefit Protection Act; the Americans with Disabilities Act; the Family and Medical Leave Act; and the Employee Retirement Income Security Act of 1974, all as amended); any other federal, state, or local statutory or administrative law; any other laws and regulations relating to employment; or based upon any contract, tort, or any other common law doctrine. Notwithstanding the foregoing, nothing in this Agreement shall affect Cogan's vested benefits as of the Effective Date under the Foamex defined benefit pension plan, the Supplemental Executive Retirement Plan, the 1993 Stock Option Plan, the 2002 Stock Award Plan, the Foamex 401(k) defined contribution plan, or any rights under COBRA or Foamex's expense reimbursement policies. This release covers any and all claims for attorneys' fees or costs. Cogan agrees not to file any charge, claim or lawsuit seeking monetary recovery and asserting any claims that are released in this paragraph. Cogan agrees to withdraw with prejudice any charges, complaints and lawsuits that he began before signing this Agreement. Cogan irrevocably and unconditionally waives any and all rights to recover any relief and damages concerning any claims that are released in this paragraph. Notwithstanding the provisions of this paragraph, nothing in this waiver or release shall be construed to constitute any release or waiver by Cogan of his rights or claims against Foamex arising out of this Agreement.

     4. Non-Disclosure of This Agreement. Cogan represents and warrants that prior to executing this Agreement he did not disclose the terms of this Agreement to anyone other than his legal counsel, accountants, financial and tax advisors, his immediate family members and not more than three close personal confidants. Cogan agrees that from and after the date of his execution of this Agreement, he will not, directly or indirectly, provide to any person or entity any information that concerns or relates to the negotiation of or circumstances leading to the execution of this Agreement or to the terms and conditions hereof except (i) to the extent that such disclosure is specifically required by law or legal process or as authorized in writing by Foamex; (ii) to his tax advisors as may be necessary for the preparation of tax returns or other reports required by law; (iii) to his attorneys and accountants as may be necessary to secure advice concerning this Agreement; or (iv) to members of his immediate family. Cogan agrees that prior to disclosing such information under parts (ii), (iii) or (iv) of this paragraph, he will inform the recipients that they are bound by the limitations of this paragraph. Cogan further represents that he has advised the persons referenced in the first sentence of this paragraph that they are bound by the limitations of this paragraph. Cogan further agrees that subsequent disclosure of such information by any such recipients shall be deemed to be a disclosure by him in breach of this Agreement. Notwithstanding anything in this Agreement to the contrary, Cogan may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions and other tax analyses) that are provided to either him or Foamex relating to such tax treatment and tax structure.

     5. Confidential Information. Cogan agrees that any sensitive, proprietary or confidential information or data relating to Foamex Affiliates, including, without limitation, trade secrets, customer lists, customer contacts, customer relationships, financial data, long range or short range plans, and other data and information of a competition-sensitive nature, or any confidential or proprietary information of others, that he acquired while an employee of Foamex shall not be disclosed or used for any purpose whatsoever. Cogan agrees and hereby reaffirms his existing obligations under any and all confidentiality agreements that he may have signed with Foamex.

     6. Return of Information and Assets. In addition, Cogan warrants and represents that he returned all Foamex Affiliates corporate assets in his possession or under his direction or control to Foamex and the originals and all copies of all files, materials, documents or other property relating to the business of the Foamex Affiliates on or before February 13, 2004.

     7. Continuing Assistance. For 90 days from the Effective Date, Cogan agrees to cooperate from time to time with all reasonable requests related to succession issues or other historical Foamex matters related to Cogan's prior positions with Foamex and Foamex Affiliates, as the Chairman of the Board or the President of Foamex may reasonably request. It is understood that Cogan will not be required to render such assistance at any specified time or at any specified place, and that any reasonable out-of-pocket expenses incurred by Cogan in rendering such assistance shall be reimbursed in accordance with Foamex policies.

     8. Nondisparagement. Cogan agrees that he will not make any disparaging, defamatory or denigrating statements regarding any of the Foamex Affiliates or any of their businesses, employees, agents, officers or directors that could have a material negative impact on the reputation of Foamex and the Foamex Affiliates. Foamex, on behalf of itself and each Foamex Affiliate, agrees that it will not make any disparaging, defamatory or denigrating statements about Cogan or his role or activities at any Foamex Affiliate or the circumstances leading to Cogan's resignation or the execution of this Agreement that could have a material negative impact on Cogan's reputation.

     9. Non-Solicitation. Cogan agrees for a period of twenty-four (24) months after the Effective Date, he will not directly or indirectly, individually or on behalf of any other person or entity, as an employee, consultant, owner or in any other capacity, (i) reveal the name of, solicit or interfere with, or endeavor to entice away from Foamex Affiliates any of its suppliers, customers, or employees, as of the Effective Date, and/or (ii) without the advance written approval of Foamex's Board of Directors, employ any person who was an employee of Foamex Affiliate as of the Effective Date. After the earlier of March 1, 2004 or their termination from Foamex, the provisions of this paragraph relating to enticing employees away from Foamex Affiliates and employing such persons shall not apply to Cogan's assistant, Eleanor McKenna and Cogan's driver, Robert Rivera.

     10. Non-Competition. Cogan agrees for a period of twenty-four (24) months after the Effective Date, he shall not directly or indirectly, own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected as an officer, employee, partner, director, individual proprietor, lender, consultant, agent or otherwise with, or have any financial interest in, or aid or assist anyone else in the conduct of, any entity or business (a "Competitive Operation") which competes in any line of business conducted, as of the Effective Date, by Foamex Affiliates in any area or market where such business is being conducted with Foamex Affiliates (including, but not limited to, United States, Canada, Mexico, China, Singapore, Thailand, Malaysia, Estonia or elsewhere) and any line of business that has been contemplated by any Foamex Affiliate's Board of Directors or the senior management of any Foamex Affiliate as of the Effective Date. It is understood and agreed that, for the purposes of the foregoing provisions of this paragraph, no business which is conducted by any Foamex Affiliates and which subsequently is sold by any Foamex Affiliate shall, after such sale, be deemed to be a Competitive Operation within the meaning of this paragraph and ownership of not more than U.S. $500,000 in any equity or debt security of any Public Company shall not constitute a violation of this paragraph. Since a breach of the provisions of this paragraph could not adequately be compensated by money damage, Foamex shall be entitled, in addition to any other right and remedy available to it, to an injunction restraining such a breach or a threatened breach, and in either case no bond or other security shall be required in connection therewith. Cogan agrees that the provisions of this paragraph are necessary and reasonable to protect the Foamex Affiliates in the conduct of their business. If any restriction contained in this paragraph shall be deemed to be invalid, illegal, or unenforceable by reason of the extent, duration, or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provisions hereof, and in its reduced form such restriction shall then be enforceable in the manner contemplated hereby.

     11. Non-Interference. Without written approval from a majority of the Foamex Board of Directors, Cogan will not maintain, acquire, seek to acquire or otherwise obtain any financial interest in, or otherwise interfere in the operations of, or involve himself in any or with any Foamex Affiliate or any entity that, to Cogan's knowledge, does business with, or has an equity interest in any Foamex Affiliate as of the Effective Date or enter into any arrangement with any Foamex Affiliate or any entity that, to Cogan's knowledge, does business with, or has an equity interest with or in any Foamex Affiliate as of the Effective Date. Notwithstanding the foregoing, the previous sentence shall not (i) affect Cogan's holdings as of the Effective Date in Foamex common stock and his options under the 1993 Stock Option Plan and the 2002 Stock Award Plan,
(ii) preclude him from maintaining or acquiring any holdings in any Public Company valued at less than U.S. $500,000 as of the Effective Date or the acquisition date, respectively, or (iii) preclude him from maintaining, acquiring, seeking to acquire or otherwise obtaining any financial interest in, or involving himself or entering into any arrangement with any entity or person, provided that such activity in no way relates to, or effects in any way any business, activity or interest of any Foamex Affiliate. Cogan also agrees that he will not represent himself to any person or entity as having any interest in the business affairs of any Foamex Affiliate.

     12. Standstill. Cogan agrees that, for a period of three years from the date of this Agreement, unless such shall have been specifically invited in writing by Foamex, neither Cogan nor any of his affiliates (as such term is defined under the 1934 Act") or representatives will in any manner, directly or indirectly, (a) effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in or in any way assist (including acting as a financing source) any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in (i) any acquisition of any securities of any kind or class, whether equity or debt (or any successor to or person in control of Foamex or of beneficial ownership thereof) or assets of any Foamex Affiliate; (ii) any tender or exchange offer, merger or other business combination involving any Foamex Affiliate; (iii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to any Foamex Affiliate; or (iv) any solicitation of proxies or consents to vote any voting securities of any Foamex Affiliate; (b) form, join or in any way participate in a "group" (as defined under the 1934 Act); (c) take any action which might force any Foamex Affiliate to make a public announcement regarding any of the types of matters set forth in (a) above; or (d) enter into any discussions or arrangements with any third party with respect to any of the foregoing. Nothing herein shall prohibit Cogan from selling any security of any Foamex Affiliate held by him provided that such sale is permissible under applicable federal and state securities laws and in accordance with any contractual restrictions.

     13. No Public Comment. Cogan agrees not to make any public statements about his ownership or intent to dispose of, or the taking of any other action by him with regard to, the securities of any Foamex Affiliate of which he is record or beneficial owner, except as required by law.

     14. Indemnification. Nothing contained in this Agreement shall limit or any way impair Cogan's current rights to indemnification under Foamex's charter or bylaws or rights to coverage under Foamex's director's and officer's insurance polices.

     15. Breach or Violation. Cogan and Foamex agree that in the event of violation of the provisions of this Agreement, in addition to any damages allowed by law or as otherwise provided for in this Agreement, Cogan and Foamex shall be entitled to injunctive relief. In the event of a judicial determination that any restriction contained in this Agreement is unreasonable, Cogan and Foamex agree that the court may modify such restriction to make it reasonable prior to granting any injunctive relief.

     16. Construction. The parties acknowledge that they have had a sufficient amount of time to consider the terms of this Agreement. Cogan and Foamex have cooperated in the drafting and preparation of this Agreement. Hence, in any construction to be made of this Agreement, the same shall not be construed against any party on the basis that the party was the drafter.

     17. Certain Representations. Each of the parties represents and acknowledges that in executing this Agreement such party does not rely and has not relied upon any oral or written representation or statement made by the other party or the other party's agents, representatives or attorneys with regard to the subject matter, basis or effect of this Agreement or otherwise.

     18. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties and their respective representatives, successors and permitted assigns.

     19. Entire Agreement; Amendment. This Agreement contains the entire agreement between the parties relating to the subject matter of this Agreement, and supercedes all previous agreements between the parties, whether such agreements are written or oral, and including, without limitation, the agreements listed in paragraph 1(b). This Agreement may not be altered or amended except by an instrument in writing signed by the parties hereto.

     20. No Admission. The parties agree that nothing contained in this Agreement shall constitute or be treated as an admission of liability or wrongdoing by Foamex Affiliates or Cogan.

     21. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (excluding the choice of law rules thereof). The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties.

     22. Waiver. Neither the waiver by any party of a breach of or default under any of the provisions of the Agreement, nor the failure of any party on one or more occasions, to enforce any of the provisions of the Agreement or to exercise any right or privilege hereunder shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any provisions, rights or privileges hereunder.

     23. Further Assurances. The parties agree to take or cause to be taken such further actions as may be necessary or as may be reasonably requested in order to effectuate fully the purposes, terms, and conditions of this Agreement.

     24. Assignment. This Agreement and the rights and obligations of the parties hereunder may not be assigned by Cogan without the prior written consent of Foamex. In the event of Cogan's death prior to receipt by Cogan of all amounts payable by Foamex under this Agreement, any remaining cash payments provided for in the first sentence of paragraph 2 of this Agreement shall be payable to Cogan's estate and any other benefits shall be governed by the terms of applicable law and benefit plan documents. This Agreement and the rights and obligations of the parties hereunder may not be assigned to any other person or entity by Foamex except as a result of a merger or acquisition of Foamex or the purchase of all or substantially all of Foamex's assets or otherwise by operation of law.

     25. Notice. All notices, demands, requests, or other communications which may be or are required to be given, served or sent by either party to the other party pursuant to this Agreement shall be in writing and shall be hand-delivered (including delivery by courier) or mailed by first-class, registered, or certified mail (return receipt requested, postage prepaid) to Cogan at his residence address set forth on Schedule B, with a copy to Steven H. Scheinman, Esq., Akin Gump Straus, Hauer & Feld LLP, 590 Madison Avenue, New York, NY 10022 and to Foamex at its then current headquarters, with a copy to Dennis H. Tracey, III, Hogan & Hartson, LLP, 875 Third Avenue, New York, NY 10022. Either party may designate by notice in writing a new address to which any notice, demand, request, or communication may thereafter be so given, served, or sent. Each notice, demand, request, or communication which shall be mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, or the affidavit of messenger being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

     26. Acknowledgment. Cogan acknowledges that he has read and understands the foregoing Agreement and executes it voluntarily and without coercion. Cogan further acknowledges that he is being advised herein in writing to consult with an attorney of his choice prior to executing this Agreement, that he has had the opportunity to review this Agreement with an attorney of his choice, and that he has been given a period of 21 days within which to consider and execute this Agreement, unless he voluntarily chooses to execute this Agreement before the end of the 21 day period. Cogan understands that he has seven days following the execution of this Agreement to revoke it in writing, and that this Agreement is not effective or enforceable until after this seven-day period.

     Please signify acceptance of and agreement to the terms and provisions contained herein by executing this Agreement in the space provided below and returning a signed original copy to Foamex.

                                                Foamex International Inc.



                                                By:  /s/ Gregory J. Christian
                                                     --------------------------
                                                     Gregory J. Christian
                                                     Executive Vice President

                                                Date:  February 22, 2004
                                                       ------------------------

                                                /s/ Kathleen A. Jacobs
                                                -------------------------------
                                                Witness


Accepted and agreed to:

/s/ Marshall S. Cogan
-----------------------------
Marshall S. Cogan

Date: February 20, 2004
      -----------------------

/s/ Robert H. Hotz, Jr.
-----------------------------
Witness



                     ELECTION TO EXECUTE PRIOR TO EXPIRATION
                     OF TWENTY-ONE DAY CONSIDERATION PERIOD

     I, Marshall S. Cogan, understand that I have 21 days within which to consider and execute the above Separation Agreement and Release. However, after having an opportunity to consult counsel, I have freely and voluntarily elected to execute the Separation Agreement and General Release before such 21-day period has expired.


                                                     /s/ Marshall S. Cogan
                                                     --------------------------
                                                        Marshall S. Cogan
Date:  February 20, 2004